SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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50 North Third Street
Post Office Box 3500
Newark, OH 43058-3500
740.349.8451 ParkNationalCorp.com
December 9, 2008
Dear Fellow Shareholder,
You recently received proxy materials in connection with a Special Meeting of Shareholders of Park National Corporation to be held on Thursday, December 18, 2008, and according to our latest records, your PROXY VOTE for this Special Meeting HAS NOT YET BEEN RECEIVED.
Park National Corporation is asking shareholders to vote on Proposal 1: To approve an amendment to the Articles of Incorporation to authorize Park National Corporation to issue up to 200,000 preferred shares; and Proposal 2: To adjourn the Special Meeting to solicit additional proxies, if necessary. Please refer to the proxy materials previously mailed to you for additional information.
Since the required vote to approve Proposal 1 is the affirmative vote of two-thirds of all Park National Corporation common shares outstanding and eligible to vote, your failure to vote will have the same effect as a vote “AGAINST” this Proposal.
The Board of Directors unanimously recommends a “FOR” vote on both proposals.
Regardless of the number of common shares you own, it is important that they be represented at the Special Meeting. Your vote matters to us and we need your support.
Please vote your common shares now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:
•	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging onto the Internet website identified on the enclosed proxy card and follow the instructions on the screen.

•	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!
If you have any questions relating to the Special Meeting or voting your common shares, or need to request additional proxy materials, you may call our proxy solicitation advisors The Altman Group toll-free at 866-341-2072 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.
We appreciate your support.
/s/ C. Daniel DeLawder

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR
OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.